Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces Increase in Third Quarter and Year-to-date 2019 Earnings

Dunmore, Pa., October 21, 2019/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB), the parent company of Dunmore-based FNCB Bank (the “Bank”), today reported net income of $2.403 million, or $0.12 per basic and diluted share, for the three months ended September 30, 2019, an increase of $553 thousand, or 29.9%, compared to net income of $1.850 million, or $0.11 per basic and diluted share, for the three months ended September 30, 2018. Net income for the nine months ended September 30, 2019 was $7.587 million, or $0.39 per basic and diluted share, an increase of $1.306 million, or 20.8%, from $6.281 million for the same year-to-date period of 2018. The increase in third quarter and year-to-date earnings primarily reflected a reduction in the provision loan and lease losses and an increase in non-interest income, partially offset by a decrease in net interest income and an increase in non-interest expense.

For the three months and nine months ended September 30, 2019, the annualized return on average assets was 0.80% and 0.84%, respectively, and 0.59% and 0.69%, respectively, for the same periods of 2018. The annualized return on average equity was 7.30% and 8.32%, respectively, for the three- and nine-month periods ended September 30, 2019, and 8.41% and 9.68%, respectively, for the comparable periods of 2018. Dividends declared and paid were $0.05 per share for the third quarter and $0.15 per share for the year-to-date period of 2019, a 25.0% increase compared to $0.04 per share and $0.12 per share, respectively, for the three and nine months ended September 30, 2018. The dividend pay-out ratio for the nine months ended September 30, 2019, was 39.8%, compared to 30.3% for the comparable period of 2018.

Third Quarter 2019 Highlights:

●	29.9% increase in net income comparing the third quarters of 2019 and 2018;
●	Tax-equivalent yield on earning assets for the third quarter improved 18 basis points to 4.22% in 2019 from 4.04% in 2018,
●	Tax-equivalent net interest margin for the third quarter of 2019 improved 7 basis points from the second quarter of 2019, and 11 basis points over the third quarter of 2018; and
●	Year-to-date 2019 dividend payout ratio of 39.8%.

“We are pleased with our Company's performance for the third quarter of 2019. Our ability to improve the tax-equivalent net interest margin for the second consecutive quarter, reflects positively on the asset/liability management employed " stated Gerard A. Champi, President and Chief Executive Officer. "Despite the challenging interest rate environment, we were able to increase the tax-equivalent yield on both the loan and investment portfolios, on a linked quarter basis, as well as comparing the third quarters of 2019 and 2018," continued Champi. "We realize there is more work to accomplish. For the remainder of 2019 and looking ahead to 2020, we are focused on furthering core deposit relationships within the personal and business sectors, enhancing non-interest revenue, and sustaining our asset quality," Champi concluded.

Summary Results

For the three months ended September 30, 2019, tax-equivalent net interest income decreased $0.2 million, or 2.5% to $9.2 million from $9.4 million for the same three months of 2018, which primarily reflected a $0.2 million reduction in tax-equivalent interest income. Total interest expense was relatively stable, increasing only $17 thousand comparing the third quarters of 2019 and 2018. Specifically, interest income decreased $0.2 million, or 1.9%, to $11.6 million for the third quarter of 2019 from $11.8 million for the same quarter of 2018. The decrease in third quarter tax-equivalent interest income resulted primarily from reductions in the average balances of total loans and total investment securities of $39.6 million, or 4.6%, and $36.4 million, or 11.8%, respectively. Partially offsetting the lower average balances was an 18 basis-point increase in the tax-equivalent yield on earning assets to 4.22% for the three months ended September 30, 2019 from 4.04% for the same three months of 2018. Specifically, the tax-equivalent yield on the loan portfolio improved 19 basis points to 4.67% for the third quarter of 2019 from 4.48% for the respective quarter of 2018, while the tax-equivalent yield on investment securities increased 11 basis points to 2.95% from 2.84% comparing the third quarters of 2019 and 2018, respectively. With respect to the quarter over quarter change in interest expense, reductions in the average balances of total interest-bearing deposits and borrowed funds were more than entirely offset by an increase in the cost of funds. For the nine months ended September 30, 2019, tax-equivalent net interest income decreased $0.4 million, or 1.6% to $27.3 million, from $27.7 million for the same nine months of 2018. The decrease in year-to-date tax-equivalent net interest income primarily reflected rising deposit and borrowing costs and higher average balances of interest-bearing deposits, partially offset by a reduction in the average balance of borrowed funds. A 25 basis-point increase in the tax-equivalent yield on loans, coupled with a 4 basis-point increase in the tax-equivalent yield on investment securities, also positively impacted net interest income levels comparing the year-to-date periods of 2019 and 2018. Despite the increase for the quarter over quarter and year-to-date periods, funding costs have appeared to stabilize and remained at 1.11% for the three consecutive quarters of 2019.  Additionally, FNCB’s tax-equivalent net interest margin, which decreased in the third and fourth quarters of 2018 and the first quarter of 2019, increased 7 basis points to 3.32% for the third quarter of 2019 from 3.25% for the second quarter of 2019 and 18 basis points from 3.14% for the first quarter of 2019. For purposes of presenting net interest income, earning-asset yields and net interest margin information on a tax-equivalent basis, tax-free interest income is adjusted using the statutory federal corporate income tax rate of 21.0% for the three and nine months ended September 30, 2019 and 2018.

For the three months ended September 30, 2019, non-interest income increased $511 thousand, or 38.7%, to $1.8 million from $1.3 million for the same three months of 2018. The quarter over quarter increase in non-interest income primarily reflected an increase in net gains on the sale of available-for-sale securities, coupled with increases in deposit service charges and other income. Comparing the year-to-date periods, non-interest income increased $556 thousand, or 12.7%, to $4.9 million in 2019 from $4.4 million in 2018. Similar to the reasons for the quarterly increase, the year-to-date increase was largely due to net gains on the sale of available-for-sale securities, higher deposit service charges and other income. Partially offsetting these increases for the year-to-date periods was a reduction in net gains on the sale of SBA guaranteed loans.  FNCB realized net gains on the sale of available-for-sale debt securities of $379 thousand and $702 thousand for the third quarter and year-to-date periods of 2019, respectively. There were no gains realized on the sale of securities for the three months ended September 30, 2018 and a net loss of $4 thousand for the year-to-date period of 2018.

For the three months ended September 30, 2019, non-interest expense increased by $141 thousand, or 2.0%, to $7.3 million from $7.2 million for the comparable three months of 2018. Non-interest expense for the nine months ended September 30, 2019, increased $490 thousand, or 2.3%, to $21.9 million from $21.4 million for the same nine months of 2018. The increase for the three-months ended September 30,2 019 as compared to the same period of 2018 was primarily attributable to increases in salaries and employee benefits and other operating expenses, partially offset by a reduction in regulatory assessments. The increase comparing the year-to-date periods primarily reflected increases in salaries and employee benefits and data processing costs, which were partially offset by reductions in regulatory assessments, occupancy and other operating expenses.

Asset Quality

Total non-performing loans increased $0.8 million to $6.1 million, or 0.73% of total loans, at September 30, 2019 from $5.3 million, or 0.65%, of total loans at June 30, 2019, and $1.4 million, or 30.3%, from $4.7 million, or 0.56% of total loans at December 31, 2018. Additionally, FNCB’s loan delinquency rate (total delinquent loans as a percentage of total loans) increased to 1.16% at September 30, 2019 from 0.99% at June 30, 2019 and 0.93% at December 31, 2018.  The allowance for loan and lease losses was $9.3 million, or 1.11% of total outstanding loans, at September 30, 2019, compared to $8.9 million, or 1.10% of total loans outstanding, at June 30, 2019 and $9.5 million, or 1.13% of total loans outstanding, at December 31, 2018. Management actively manages problem credits and employs prudent, appropriate workout strategies to resolve borrower difficulties and minimize loss to FNCB. Net charge-offs were $267 thousand, or an annual rate of 0.13% of average loans, for the three months ended September 30, 2019 compared to $781 thousand, or an annual rate of 0.36% of average loans, for the same three months of 2018.

Financial Condition

Total assets decreased $1.6 million, or 0.13%, to $1.197 billion at September 30, 2019, from $1.199 billion at June 30, 2019.  The change in the balance sheet primarily reflected a decrease in available-for-sale debt securities, partially offset by increases in loans, net of net deferred loan costs and unearned income, and cash and cash equivalents. Available-for-sale debt securities decreased $31.2 million, or 10.9%, to $254.7 million at September 30, 2019 from $285.9 million at June 30, 2019. Proceeds from the sale of available-for-sale debt securities, not re-invested back into the portfolio, were used to fund loan demand and pay down wholesale funds. Loans, net of net deferred loan costs and unearned income, grew $22.5 million, or 2.8%, to $836.9 million at September 30, 2019, from $814.4 million at June 30, 2019, which primarily reflected the strong demand for commercial real estate, construction, land acquisition and development, and commercial and industrial loans. Total deposits increased $3.0 million, or 0.31%, to $964.1 million at September 30, 2019 from $961.1 million at June 30, 2019. Non-interest-bearing demand deposits increased $21.1 million, or 13.4%, to $179.0 million at September 30, 2019 from $157.9 million at June 30, 2019. The increase in non-interest-bearing deposits was partially offset by a reduction in interest-bearing deposits of $18.1 million, or 2.3%, to $785.1 million at September 30, 2019 from $803.2 million at June 30, 2019, which largely reflected the runoff of retail certificates of deposit and a cyclical reduction in public funds. Total borrowed funds decreased $7.8 million to $89.7 million at September 30, 2019 from $97.5 million at June 30, 2019, which was entirely comprised of a decrease in FHLB of Pittsburgh advances. Total assets decreased $40.5 million, or 3.3%, from $1.238 billion at December 31, 2018.  The decrease from December 31, 2018 resulted primarily from a $41.4 million, or 14.0% decrease in available-for-sale debt securities, coupled with a $2.2 million, or 0.26%, reduction in loans net of net deferred costs and unearned income. Total deposits decreased $131.6 million, or 12.0%, from $1.096 billion at December 31, 2018, which included a $75.8 million, or 100.0%, reduction in brokered deposits. Conversely, total borrowed funds increased $55.5 million, or 162.2%, from $34.2 million at December 31, 2018.

Total shareholders’ equity increased $2.9 million, or 2.2%, to $132.6 million at September 30, 2019 from $129.7 million at June 30, 2019, which was predominantly due to net income for the third quarter of 2019, partially offset by dividends declared, coupled with a positive change in accumulated other comprehensive income. In comparison to $97.2 million at December 31, 2018, total shareholders' equity increased $35.3 million, or 36.4%. FNCB successfully completed a public offering of its common stock, which resulted in a net increase to capital after offering expenses of $21.3 million in the first quarter of 2019. Also factoring into the capital improvement was net income for the nine months ended September 30, 2019 of $7.6 million and a $9.1 million positive change in other comprehensive income related entirely to appreciation in the fair value of available-for-sale debt securities, net of deferred taxes, partially offset by dividends declared of $3.0 million. FNCB’s total risk-based capital and Tier I leverage ratios improved to 15.72% and 11.27%, respectively, at September 30, 2019 from 12.69% and 8.50%, respectively, at December 31, 2018.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of the FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 17 community offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business, including for deposit and loan growth: the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the ability of FNCB to identify future acquisition targets, complete acquisitions and integrate new teams into FNCB’s operations; the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2018.

FNCB Bancorp, Inc.
Selected Financial Data

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
	2019	2019	2019	2018	2018
Per share data:
Net income (fully diluted)	$0.12	$0.13	$0.14	$0.42	$0.11
Cash dividends declared	$0.05	$0.05	$0.05	$0.05	$0.04
Book value	$6.57	$6.44	$6.16	$5.78	$5.15
Tangible book value	$6.57	$6.44	$6.16	$5.78	$5.15
Market value:
High	$9.41	$8.12	$10.68	$10.39	$12.00
Low	$7.03	$7.16	$7.14	$8.21	$7.97
Close	$7.81	$7.74	$7.70	$8.44	$9.77
Common shares outstanding	20,169,492	20,148,017	20,108,560	16,821,371	16,819,471

Selected ratios:
Annualized return on average assets	0.80%	0.85%	0.86%	2.26%	0.59%
Annualized return on average shareholders' equity	7.30%	8.19%	9.70%	32.26%	8.41%
Efficiency ratio	69.20%	68.12%	71.24%	47.59%	67.11%
Tier I leverage ratio	11.27%	11.02%	10.45%	8.50%	7.66%
Total risk-based capital to risk-adjusted assets	15.72%	15.71%	15.06%	12.69%	11.42%
Average shareholders' equity to average total assets	10.96%	10.41%	8.89%	7.00%	7.00%
Yield on earning assets (FTE)	4.22%	4.15%	4.06%	4.06%	4.04%
Cost of funds	1.11%	1.11%	1.11%	1.04%	1.00%
Net interest spread (FTE)	3.11%	3.04%	2.95%	3.02%	3.04%
Net interest margin (FTE)	3.32%	3.25%	3.14%	3.17%	3.21%
Total delinquent loans/total loans	1.16%	0.99%	1.28%	0.93%	0.90%
Allowance for loan and lease losses/total loans	1.11%	1.10%	1.10%	1.13%	1.14%
Non-performing loans/total loans	0.73%	0.65%	0.74%	0.56%	0.51%
Annualized net charge-offs/average loans	0.13%	0.32%	0.05%	0.05%	0.36%

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Nine Months Ended
	September 30,
(in thousands, except share data)	2019	2018
Interest income
Interest and fees on loans	$28,313	$26,820
Interest and dividends on securities
U.S. government agencies	2,723	2,675
State and political subdivisions, tax-free	112	95
State and political subdivisions, taxable	2,545	3,079
Other securities	729	646
Total interest and dividends on securities	6,109	6,495
Interest on interest-bearing deposits in other banks	155	52
Total interest income	34,577	33,367
Interest expense
Interest on deposits	6,283	3,760
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	988	1,774
Interest on subordinated debentures	24	171
Interest on junior subordinated debentures	331	292
Total interest on borrowed funds	1,343	2,237
Total interest expense	7,626	5,997
Net interest income before provision for loan and lease losses	26,951	27,370
Provision for loan and lease losses	830	2,749
Net interest income after provision for loan and lease losses	26,121	24,621
Non-interest income
Deposit service charges	2,203	2,160
Net gain (loss) on the sale of securities	702	(4)
Net gain (loss) on equity securities	31	(34)
Net gain on the sale of mortgage loans held for sale	198	171
Net gain on the sale of SBA guaranteed loans	-	322
Net gain on the sale of other real estate owned	20	31
Loan-related fees	231	245
Income from bank-owned life insurance	394	413
Other	1,145	1,064
Total non-interest income	4,924	4,368
Non-interest expense
Salaries and employee benefits	11,634	10,732
Occupancy expense	1,454	1,629
Equipment expense	968	936
Data processing expense	2,312	2,040
Regulatory assessments	265	648
Bank shares tax	760	767
Professional fees	724	733
Insurance expense	374	398
Other operating expenses	3,385	3,503
Total non-interest expense	21,876	21,386
Income before income taxes	9,169	7,603
Income tax expense	1,582	1,322
Net income	$7,587	$6,281

Income per share
Basic	$0.39	$0.37
Diluted	$0.39	$0.37

Cash dividends declared per common share	$0.15	$0.12
Weighted average number of shares outstanding:
Basic	19,678,031	16,791,815
Diluted	19,683,522	16,813,948

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands, except share data)	2019	2019	2019	2018	2018
Interest income
Interest and fees on loans	$9,488	$9,418	$9,407	$9,561	$9,501
Interest and dividends on securities
U.S. government agencies	924	906	893	890	899
State and political subdivisions, tax-free	37	38	37	38	37
State and political subdivisions, taxable	713	811	1,021	1,026	1,028
Other securities	314	210	205	167	211
Total interest and dividends on securities	1,988	1,965	2,156	2,121	2,175
Interest on interest-bearing deposits in other banks	30	79	46	36	17
Total interest income	11,506	11,462	11,609	11,718	11,693
Interest expense
Interest on deposits	1,901	2,144	2,238	2,165	1,559
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	448	253	287	251	715
Interest on subordinated debentures	0	0	24	57	58
Interest on junior subordinated debentures	106	111	114	108	106
Total interest on borrowed funds	554	364	425	416	879
Total interest expense	2,455	2,508	2,663	2,581	2,438
Net interest income before provision (credit) for loan and lease losses	9,051	8,954	8,946	9,137	9,255
Provision (credit) for loan and lease losses	637	347	(154)	(199)	1,149
Net interest income after provision (credit) for loan and lease losses	8,414	8,607	9,100	9,336	8,106
Non-interest income
Deposit service charges	797	721	685	725	711
Net gain on the sale of securities	379	163	160	-	-
Net gain (loss) on equity securities	5	14	12	7	(8)
Net gain on the sale of mortgage loans held for sale	69	73	56	39	71
Net gain on the sale of SBA guaranteed loans	-	-	-	-	-
Net gain on the sale of other real estate owned	11	9	-	-	-
Loan-related fees	80	72	79	145	85
Income from bank-owned life insurance	134	129	131	142	141
Insurance recovery	-	-	-	6,027	-
Other	356	397	392	337	320
Total non-interest income	1,831	1,578	1,515	7,422	1,320
Non-interest expense
Salaries and employee benefits	3,911	3,824	3,899	4,048	3,581
Occupancy expense	460	444	550	562	500
Equipment expense	332	329	307	318	299
Data processing expense	742	789	781	759	745
Regulatory assessments	21	76	168	213	251
Bank shares tax	205	277	278	(131)	278
Professional fees	189	203	332	295	241
Insurance expense	128	120	126	117	130
Other operating expenses	1,341	1,060	984	1,760	1,163
Total non-interest expense	7,329	7,122	7,425	7,941	7,188
Income before income taxes	2,916	3,063	3,190	8,817	2,238
Income tax expense	513	514	555	1,749	388
Net income	$2,403	$2,549	$2,635	$7,068	$1,850

Income per share
Basic	$0.12	$0.13	$0.14	$0.42	$0.11
Diluted	$0.12	$0.13	$0.14	$0.42	$0.11

Cash dividends declared per common share	$0.05	$0.05	$0.05	$0.05	$0.04
Weighted average number of shares outstanding:
Basic	20,168,529	20,129,150	18,720,502	16,820,337	16,818,625
Diluted	20,172,282	20,133,850	18,733,652	16,840,933	16,838,547

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2019	2019	2019	2018	2018
Assets
Cash and cash equivalents:
Cash and due from banks	$30,900	$24,277	$25,683	$26,673	$23,051
Interest-bearing deposits in other banks	6,611	5,627	7,062	9,808	7,246
Total cash and cash equivalents	37,511	29,904	32,745	36,481	30,297
Available-for-sale debt securities, at fair value	254,666	285,855	274,114	296,032	288,780
Equity securities, at fair value	922	917	904	891	884
Restricted stock, at cost	4,194	4,618	3,120	3,123	3,333
Loans held for sale	1,140	419	609	820	938
Loans, net of net deferred costs and unearned income	836,877	814,420	838,864	839,100	864,316
Allowance for loan and lease losses	(9,315)	(8,945)	(9,253)	(9,519)	(9,827)
Net loans	827,562	805,475	829,611	829,581	854,489
Bank premises and equipment, net	17,274	15,923	14,991	14,425	13,895
Accrued interest receivable	3,038	3,640	3,706	3,614	4,061
Bank-owned life insurance	31,104	31,275	31,146	31,015	30,873
Other real estate owned	412	560	919	919	715
Other assets	19,367	20,208	22,526	20,831	22,857
Total assets	$1,197,190	$1,198,794	$1,214,451	$1,237,732	$1,251,122

Liabilities
Deposits:
Demand (non-interest-bearing)	$179,025	$157,856	$157,073	$156,600	$166,967
Interest-bearing	785,035	803,208	883,017	939,029	928,154
Total deposits	964,060	961,064	1,040,090	1,095,629	1,095,121
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	79,458	87,223	28,988	18,930	46,490
Subordinated debentures	-	-	-	5,000	5,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	89,768	97,533	39,298	34,240	61,800
Accrued interest payable	401	389	339	338	318
Other liabilities	10,394	10,102	10,942	10,306	7,306
Total liabilities	1,064,623	1,069,088	1,090,669	1,140,513	1,164,545

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	25,211	25,184	25,135	21,026	21,024
Additional paid-in capital	81,058	80,864	80,827	63,547	63,469
Retained earnings	21,733	20,345	18,809	17,186	10,965
Accumulated other comprehensive income (loss)	4,565	3,313	(989)	(4,540)	(8,881)
Total shareholders' equity	132,567	129,706	123,782	97,219	86,577
Total liabilities and shareholders’ equity	$1,197,190	$1,198,794	$1,214,451	$1,237,732	$1,251,122

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(dollars in thousands)	2019	2019	2019	2018	2018
Interest income
Loans:
Loans - taxable	$9,170	$9,084	$8,940	$9,090	$9,059
Loans - tax-free	403	423	591	596	559
Total loans	9,573	9,507	9,531	9,686	9,618
Securities:
Securities, taxable	1,951	1,927	2,119	2,083	2,138
Securities, tax-free	47	48	47	48	47
Total interest and dividends on securities	1,998	1,975	2,166	2,131	2,185
Interest-bearing deposits in other banks	30	79	46	36	17
Total interest income	11,601	11,561	11,743	11,853	11,820
Interest expense
Deposits	1,901	2,144	2,238	2,165	1,559
Borrowed funds	554	364	425	416	879
Total interest expense	2,455	2,508	2,663	2,581	2,438
Net interest income	$9,146	$9,053	$9,080	$9,272	$9,382

Average balances
Earning assets:
Loans:
Loans - taxable	$781,963	$778,540	$784,359	$796,886	$803,314
Loans - tax-free	37,638	41,436	59,220	58,722	55,848
Total loans	819,601	819,976	843,579	855,608	859,162
Securities:
Securities, taxable	266,653	274,552	299,498	299,981	303,037
Securities, tax-free	4,611	4,624	4,638	4,651	4,664
Total securities	271,264	279,176	304,136	304,632	307,701
Interest-bearing deposits in other banks	10,007	14,420	9,495	8,438	3,735
Total interest-earning assets	1,100,872	1,113,572	1,157,210	1,168,678	1,170,598
Non-earning assets	90,807	85,429	81,868	72,999	75,518
Total assets	$1,191,679	$1,199,001	$1,239,078	$1,241,677	$1,246,116
Interest-bearing liabilities:
Deposits	$794,971	$851,726	$903,542	$926,767	$827,570
Borrowed funds	85,927	52,313	58,402	62,495	149,682
Total interest-bearing liabilities	880,898	904,039	961,944	989,262	977,252
Demand deposits	169,416	158,413	155,122	157,223	173,616
Other liabilities	10,730	11,698	11,801	8,272	7,983
Shareholders' equity	130,635	124,851	110,211	86,920	87,265
Total liabilities and shareholders' equity	$1,191,679	$1,199,001	$1,239,078	$1,241,677	$1,246,116

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.69%	4.67%	4.56%	4.56%	4.51%
Interest and fees on loans - tax-free	4.28%	4.08%	3.99%	4.06%	4.01%
Total loans	4.67%	4.64%	4.52%	4.53%	4.48%
Securities:
Securities, taxable	2.93%	2.81%	2.83%	2.78%	2.82%
Securities, tax-free	4.08%	4.15%	4.05%	4.13%	4.03%
Total securities	2.95%	2.83%	2.85%	2.80%	2.84%
Interest-bearing deposits in other banks	1.20%	2.19%	1.94%	1.71%	1.82%
Total earning assets	4.22%	4.15%	4.06%	4.06%	4.04%
Interest-bearing liabilities:
Interest on deposits	0.96%	1.01%	0.99%	0.93%	0.75%
Interest on borrowed funds	2.58%	2.78%	2.91%	2.66%	2.35%
Total interest-bearing liabilities	1.11%	1.11%	1.11%	1.04%	1.00%
Net interest spread	3.11%	3.04%	2.95%	3.02%	3.04%
Net interest margin	3.32%	3.25%	3.14%	3.17%	3.21%

FNCB Bancorp, Inc.
Asset Quality Data

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2019	2019	2019	2018	2018
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$6,119	$5,302	$6,175	$4,696	$4,391
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	6,119	5,302	6,175	4,696	4,391
Other real estate owned (OREO)	412	560	919	919	715
Other non-performing assets	1,900	1,900	1,900	1,900	1,900
Total non-performing assets	$8,431	$7,762	$8,994	$7,515	$7,006

Accruing TDRs	$7,828	$7,897	$8,215	$8,457	$8,515

For the three months ended
Allowance for loan and lease losses
Beginning balance	$8,945	$9,253	$9,519	$9,827	$9,459
Loans charged-off	417	1,123	454	392	1,037
Recoveries of charged-off loans	150	468	342	283	256
Net charge-offs	267	655	112	109	781
Provision (credit) for loan and lease losses	637	347	(154)	(199)	1,149
Ending balance	$9,315	$8,945	$9,253	$9,519	$9,827